Exhibit 10.26

Orion Marine Group, Inc.
Non-employees Director Compensation

In November 2008, the Orion Marine Group, Inc. (the “Company”) Board of Directors adopted the annual non-employee director compensation program (effective for 2009) summarized below:

A.	Board of Directors

1.	Cash Compensation
a.	Annual Retainer: $35,000

b.	Additional Chairman Retainer: $25,000
c.	Meeting Fee: $1,000 per regular meeting; no separate compensation for special meetings.

d.	Reimbursement of travel and related business expenses.

2.	Equity Compensation
a.	At the particular director’s option, annual grants to each independent director of Company restricted stock or stock options with an economic value of $35,000 at the time of grant to each director.

b.	Grants for 2009 to occur 30 days after the Company’s 2009 Stockholder’
Meeting (May 14, 2009)

B.	Audit Committee

1.	Chair Annual Retainer: $12,500.
2.	Member Annual Retainer: $ 7,000.

3.	Meeting Fee: $1,000 per regular meeting; no separate compensation for special meetings .

C.	Compensation Committee

1.	Chair Annual Retainer: $7,000.
2.	Member Annual Retainer: $5,000.

3.	Meeting Fee: $1,000 per regular meeting; no separate compensation for special meetings.

D.	Nominating & Governance Committee

1.	Chair Annual Retainer: $7,000
2.	Member Annual Retainer: $5,000.

3.	Meeting Fee: $1,000 per regular meeting; no separate compensation for special meetings.

The grants to each independent director were issued on June 22, 2009.